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                                                                      EXHIBIT 21




                                 Subsidiaries



        1. Dyersburg Fabrics Inc. a Tennessee corporation and direct subsidiary

        2. United Knitting Acquisition Corp., a Tennessee corporation and a wholly owned subsidiary of Dyersburg Fabrics Inc.

        3. United Knitting, Inc., a Tennessee corporation and a wholly owned subsidiary of United Knitting Acquisition Corp.

        4. Dyersburg Fabrics Investment Corporation ("DFIC") a Delaware corporation and intermediate investment corporation

        5. Dyersburg Fabrics Limited Partnership, I, ("DFLP"), a Tennessee limited partnership

        6. United Knitting Investment Corporation ("UKIC"), a Delaware corporation and intermediate investment corporation

        7. United Knitting Limited Partnership, I, ("UKLP"), a Tennessee limited partnership

        8.       IQUE, Inc. ("IQUE"), a Tennessee corporation

        9. IQUE Investment Corporation ("IIC"), a Delaware corporation and intermediate investment corporation.

        10. IQUE Limited Partnership ("LLP"), a Tennessee limited partnership